Exhibit 4.1

EXECUTION COPY

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

as Issuer

and

THE BANK OF NEW YORK

as Indenture Trustee

SUPPLEMENTAL INDENTURE

with respect to Additional Class A(2004-4) Notes

dated as of November 23, 2004

to

CLASS A(2004-4) TERMS DOCUMENT

dated as of June 10, 2004

to

CARD SERIES INDENTURE SUPPLEMENT

dated as of October 9, 2002

to

ASSET POOL 1 SUPPLEMENT

dated as of October 9, 2002

to

INDENTURE

dated as of October 9, 2002

-i-

THIS SUPPLEMENTAL INDENTURE WITH RESPECT TO ADDITIONAL CLASS A(2004-4) NOTES (this “Supplemental Indenture”), by and between CAPITAL ONE MULTI-ASSET EXECUTION TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at c/o E.A. Delle Donne Corporate Center, Montgomery Building, 1101 Centre Road, Wilmington, Delaware 19805, and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of November 23, 2004 and hereby modifies and supplements the Class A(2004-4) Terms Document (the “Terms Document”) entered into by the Issuer and the Indenture Trustee as of June 10, 2004.

WHEREAS, the Issuer has created, pursuant to the Terms Document, a Tranche of Card Series Class A(2004-4) Notes known as the “Class A(2004-4) Notes.”

WHEREAS, pursuant to Section 310(a) of the Indenture, the Issuer shall issue the Additional Class A(2004-4) Notes (as defined below) that shall be identical in all material respects to all other Outstanding Class A(2004-4) Notes and will be equally and ratably entitled to the benefits of the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement and the Terms Document as all other Outstanding Class A(2004-4) Notes without preference, priority or distinction.

NOW, THEREFORE, in connection with the issuance of the Additional Class A(2004-4) Notes, the Issuer and the Indenture Trustee enter into this Supplemental Indenture.

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Indenture Supplement, the Indenture, the Asset Pool 1 Supplement, or the Terms Document, either directly or by reference therein and are not modified by Section 2.2 hereof, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Supplemental Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Supplemental Indenture;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Terms Document, the Indenture Supplement, the Asset Pool 1 Supplement, the Indenture or the Transfer and Administration Agreement, the terms and provisions of this Supplemental Indenture shall be controlling;

(7) each capitalized term defined herein shall relate only to the Class A(2004-4) Notes and no other Tranche of Notes issued by the Issuer; and

(8) “including” and words of similar import will be deemed to be followed by “without limitation.”

“Additional Class A(2004-4) Notes” means the $100,000,000 principal amount Class A(2004-4) Notes described in this Supplemental Indenture, substantially in the form set forth in Exhibit A-1 to the Indenture Supplement, designated as a Class A(2004-4) Note and duly executed and authenticated in accordance with the Indenture.

“Additional Issuance Date” means November 23, 2004.

Section 1.2 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.3 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.4 Ratification of Indenture, Asset Pool 1 Supplement, Indenture Supplement and Terms Document. As supplemented by this Supplemental Indenture, each of the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement and the Terms Document is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool 1 Supplement, the Indenture Supplement as so supplemented by the Terms Document and the Terms Document as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 1.5 Full Force and Effect of Terms Document. All terms and conditions of the Terms Document not changed hereby shall remain in full force and effect.

ARTICLE II

THE ADDITIONAL CLASS A(2004-4) NOTES

Section 2.1 Terms and Issuance. The Additional Class A(2004-4) Notes shall be identical in all material respects to all other Outstanding Class A(2004-4) Notes and will be equally and ratably entitled to the benefits of the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement and the Terms Document as all other Outstanding Class A(2004-4) Notes without preference, priority or distinction. The Additional Class A(2004-4) Notes shall be issued pursuant to the Indenture, the Asset Pool 1 Supplement, the Indenture Supplement, the Terms Document and this Supplemental Indenture on the Additional Issuance Date.

Section 2.2 Modification of Defined Terms. Upon issuance of the Additional Class A(2004-4) Notes, all references in the Terms Document with respect to the Class A(2004-4) Notes shall include the Additional Class A(2004-4) Notes and each of the following terms, as used in the Terms Document, shall have the respective meanings set forth below:

“Accumulation Period Amount” means $41,666,666.67; provided, however, if the Accumulation Period Length is determined to be less than 12 months pursuant to Section 3.10(b)(ii) of the Indenture Supplement, the Accumulation Period Amount will be the amount specified in the definition of “Accumulation Period Amount” in the Indenture Supplement.

“Initial Dollar Principal Amount” means $400,000,000; provided, however, for purposes of Section 310(b)(ii) of the Indenture Supplement and the definitions of “Required Subordinated Amount of Class C Notes” and “Required Subordinated Amount of Class D Notes” in the Terms Document, Initial Dollar Principal Amount shall mean $500,000,000.

“Stated Principal Amount” means $500,000,000.

Section 2.3 Form of Delivery of Additional Class A(2004-4) Notes; Depository; Denominations.

(1) The Additional Class A(2004-4) Notes shall each be delivered in the form of a global Registered Note as provided in Section 202 and 301(i) of the Indenture, respectively.

(2) The Depository for the Additional Class A(2004-4) Notes shall be The Depository Trust Company, and the Additional Class A(2004-4) Notes shall initially be registered in the name of Cede & Co., its nominee.

(3) The Additional Class A(2004-4) Notes will be issued in minimum denominations of $5,000 and multiples of $1,000, in excess of that amount.

Section 2.4 Delivery and Payment for the Additional Class A(2004-4) Notes. The Issuer shall execute and deliver the Additional Class A(2004-4) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Additional Class A(2004-4) Notes when authenticated, each in accordance with Section 303 of the Indenture.

Section 2.5 Supplemental Indenture. The Issuer may enter into a supplemental indenture with respect to the Class A(2004-4) Notes as provided in Section 901 of the Indenture; provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class A(2004-4) Notes shall, in addition to the requirements set forth in Section 901 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the Card Series that such supplemental indenture will not result in a Ratings Effect with respect to any Outstanding Notes of the Card Series.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST,

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity, but solely as
Owner Trustee on behalf of the Trust

By:	/s/ Michele H.Y. Voon
Name:	Michele H.Y. Voon
Title:	Attorney-in-Fact

THE BANK OF NEW YORK, as Indenture Trustee
and not in its individual capacity.

By:	/s/ James P. Bowden
Name:	James P. Bowden
Title:	Assistant Treasurer

[Signature Page to the Class A(2004-4) Supplemental Indenture]